                                                                       EXHIBIT 2

                         LIMITED PARTNERSHIP AGREEMENT

                                       OF

                         BOLERO INVESTMENT GROUP, L.P.


   LIMITED PARTNERSHIP INTERESTS IN BOLERO INVESTMENT GROUP, L.P., A CALIFORNIA LIMITED PARTNERSHIP, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE. THE INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. THE INTERESTS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THE LIMITED PARTNERSHIP AGREEMENT OF BOLERO INVESTMENT GROUP, L.P. AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                               TABLE OF CONTENTS
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ARTICLE 1.   DEFINED TERMS..............................................................................   1

ARTICLE 2.   FORMATION..................................................................................   8
             Section 2.1    Intent......................................................................   8
             Section 2.2    Certificate of Limited Partnership..........................................   9
             Section 2.3    Name, Principal Place of Business, Registered Office and Agent..............   9
             Section 2.4    Purpose of Partnership......................................................   9

ARTICLE 3.   CAPITAL....................................................................................   9
             Section 3.1    Initial Capital Contributions...............................................   9
             Section 3.2    Additional Capital Contributions Generally..................................   9
             Section 3.3    Additional Partners.........................................................   9

             Upon each Limited Partner Capital Contribution, the General Partner
             shall make an additional Capital Contribution to the Partnership in an amount necessary for the General Partner to maintain at least a one percent (1%) capital interest in the Partnership.

             Section 3.4    Return of Capital, No Interest on Capital...................................  10
             Section 3.5    Loans by Partners...........................................................  10
             Section 3.6    Loans by Third Parties......................................................  10
             Section 3.7    Limited Liability of the Limited Partners...................................  10
             Section 3.8    Capital Accounts............................................................  10

ARTICLE 4.   MANAGEMENT OF THE PARTNERSHIP..............................................................  12
             Section 4.1    Authority of the General Partner............................................  12
             Section 4.2    Retention or Employment of Other Persons....................................  14
             Section 4.3    Fees and Reimbursements.....................................................  14
             Section 4.4    Bank Accounts...............................................................  16
             Section 4.5    General Partner's Time and Effort; Conflicts................................  16
             Section 4.6    General Partner's Liability; Indemnification................................  16
             Section 4.7    Powers and Duties of the Limited Partners...................................  17
             Section 4.8    Limited Partners' Meetings..................................................  17
             Section 4.9    Special Power of Attorney...................................................  18

ARTICLE 5.   DISTRIBUTIONS..............................................................................  19
             Section 5.1    Distributions Generally.....................................................  19
             Section 5.2    Interim Distributions.......................................................  19
             Section 5.3    Distributions Upon Final Liquidation........................................  19
             Section 5.4    Distributions in Kind.......................................................  19
             Section 5.5    The Right to Withhold.......................................................  19
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ARTICLE 6.  ALLOCATIONS.................................................................................  20
            Section 6.1     In General..................................................................  20
            Section 6.2     Profits and Losses..........................................................  20
            Section 6.3     Limitation on Allocation of Losses..........................................  20
            Section 6.4     Additional Allocation Provisions............................................  20
            Section 6.5     Tax Allocations.............................................................  23

ARTICLE 7.  BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS................................................  24
            Section 7.1      Partnership Books..........................................................  24
            Section 7.2      Records....................................................................  24
            Section 7.3      Delivery of Records to Limited Partners and Inspection.....................  24
            Section 7.4      Reports and Tax Information................................................  25
            Section 7.5      Partnership Tax Elections; Tax Controversies...............................  25
            Section 7.6      Fiscal Year................................................................  25
            Section 7.7      Confidentiality............................................................  25

ARTICLE 8.  TRANSFERS AND ENCUMBRANCES OF PARTNERSHIP INTERESTS.........................................  26
            Section 8.1      Transfers..................................................................  26
            Section 8.2      Encumbrances...............................................................  26
            Section 8.3      Permitted Transfers........................................................  26
            Section 8.4      Required Withdrawals of Limited Partners...................................  27

ARTICLE 9.  ADDITIONAL AND SUBSTITUTE PARTNERS..........................................................  27
            Section 9.1      Admissions, Withdrawals and Removals.......................................  27
            Section 9.2      Cessation of General Partner...............................................  28
            Section 9.3      Admission of Initial Partners..............................................  28
            Section 9.4      Admission of Assignees as Substitute Limited Partners......................  28
            Section 9.5      Admission of Additional Limited Partners...................................  28
            Section 9.6      Admission of Substitute and Additional General Partners....................  29
            Section 9.7      Withdrawal of Certain Partners.............................................  29

ARTICLE 10. DISSOLUTION AND WINDING UP..................................................................  29
            Section 10.1     Dissolution and Distributions of Securities................................  29
            Section 10.2     Dissolving Events..........................................................  29
            Section 10.3     Liquidation and Final Distribution Proceeds................................  30
            Section 10.4     No Capital Contribution Upon Dissolution...................................  30
            Section 10.5     Distribution upon Withdrawal...............................................  31

ARTICLE 11. MISCELLANEOUS...............................................................................  31
            Section 11.1     Waiver of Conflict of Interest.............................................  31
            Section 11.2     Amendment by General Partner and Limited Partners..........................  31
            Section 11.3     Amendment by General Partner...............................................  31
            Section 11.4     No Assignments; Binding Effect.............................................  32
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            Section 11.5     Notices....................................................................  32
            Section 11.6     Waivers....................................................................  32
            Section 11.7     Preservation of Intent.....................................................  32
            Section 11.8     Entire Agreement...........................................................  33
            Section 11.9     Certain Rules of Construction..............................................  33
            Section 11.10    Counterparts...............................................................  33
            Section 11.11    Governing Law..............................................................  33
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                                      iii

                        LIMITED PARTNERSHIP AGREEMENT OF
                        --------------------------------

                         BOLERO INVESTMENT GROUP, L.P.
                         -----------------------------


     This LIMITED PARTNERSHIP AGREEMENT (this "Agreement") of BOLERO INVESTMENT GROUP, L.P. is made and entered into as of May 13, 1996 (the "Agreement
Date") by and among Kenneth W. Pavia, as the "General Partner," and those persons identified as the "Limited Partners" on Exhibit A attached hereto.


                                    RECITAL
                                    -------

     Pursuant to that certain letter ("Investment Letter") addressed to the General Partner and executed in counterparts by various persons (such persons and the General Partner being collectively referred to herein as the "Initial Partners") desire to establish this Partnership to pursue certain investment opportunities identified by the General Partner.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE 1. DEFINED TERMS
                            ------------------------

   Section 1.1 "Act" means the California Revised Limited Partnership Act, as previously or hereafter amended.

   Section 1.2 "Additional General Partner" means any Person that has been admitted to the Partnership as a General Partner pursuant to Section 9.6 by virtue of such Person receiving its Partnership Interest from the Partnership and not from another Partner or any Permitted Assignee.

   Section 1.3 "Additional Limited Partner" means any Person that has been admitted to the Partnership as a Limited Partner pursuant to Section 9.5 by virtue of such Person receiving its Partnership Interest from the Partnership and not from another Partner or any Permitted Assignee.

   Section 1.4 "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                (i) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

                (ii) increase such deficit by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

   Section 1.5 "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, has voting control of or has its voting controlled by, or is under common voting control with, the Person specified.

   Section 1.6  "Agreement" is defined in the Preamble.

   Section 1.7  "Agreement Date" is defined in the Preamble.

   Section 1.8 "Assignee" means any Permitted Transferee to which a Partner or another Assignee has Transferred its Partnership Interest in accordance with
Article 8.

   Section 1.9 "Bankruptcy" means the occurrence of any one or more of those events set forth in Sections 15642(c) and (d) of the Act.

   Section 1.10 "Business Day" means any weekday excluding any legal holiday observed pursuant to United States federal, or California state, law or regulation.

   Section 1.11 "Capital Account" is defined in Section 3.8.

   Section 1.12 "Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

   Section 1.13 "Cash Equivalents" means any of one or more of the following: bank obligations (such as commercial paper, certificates of deposit, time deposits, checking accounts and banker's acceptances of domestic or foreign banks, domestic savings and loan associations and other banking institutions), cash in brokerage accounts, repurchase obligations that are secured by a perfected security interest in government obligations or securities, and short term government obligations and securities.

   Section 1.14 "Certificate" means any of those certificates of limited partnership (including forms LP1 through LP4) which are filed in the office of the Secretary of State of the State of California.

   Section 1.15 "Code" means the Internal Revenue Code of 1986, as previously or hereafter amended.

   Section 1.16 "Conflicting Activity" is defined in Section 4.5.

   Section 1.17 "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

   Section 1.18 "Effective Date" is defined in Section 11.5.

   Section 1.19 "Encumbrance" means a pledge, alienation, mortgage, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

   Section 1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as previously or hereafter amended.

   Section 1.21 "Excess Distributions" is defined in Section 5.3.

   Section 1.22 "Fair Value" of any Investment or of any other Partnership asset shall be made by the General Partner. In determining the Fair Value of any Investment or of any other Partnership asset, the General Partner shall apply generally accepted accounting principles and the following:

       (a) Securities will be valued taking into account the last sale price on the principal national securities exchange on which they are traded or on NASDAQ, as applicable, on the Business Day immediately prior to the date of the determination, or if no sales occurred on such day, the mean between the closing "bid" and "asked" prices on such day, or if such information is not available, the average closing "bid" price on each day during such period, as published by the most authoritative available quotation source, or if such price is not so published, such information for each day during such period obtained from any reputable broker or dealer; and

       (b) the value of assets other than Securities to be arrived at should represent the present cash value of such asset (net of actual and contingent associated liabilities and estimated costs of sale), without regard to temporary market fluctuations or aberrations and assuming a plan of orderly disposition of such asset which does not involve unreasonable delays in cash realization.

     Upon liquidation of the Partnership pursuant to Article 10, the General Partner shall obtain and may rely on information provided by any source or sources reasonably believed to be accurate in determining the value of assets in accordance with the provisions of this Section 1.22. For all purposes of this Agreement, all valuations made by the General Partner shall be final and conclusive on the Partnership and all Partners, their successors and assigns.

   Section 1.23 "General Partner" is defined in the Preamble.

   Section 1.24 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

             (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner.

             (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market value, as determined by the General Partner, as of the following times:

                    (i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

                    (iv) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

             (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner.

             (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code
             Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

             (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

   Section 1.25 "Immediate Family" means a Partner's current spouse, parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Partner or such Partner's spouse, parents, parents-in-law, children, siblings or grandchildren.

   Section 1.26 "Initial Partners" is defined in the Recital.

   Section 1.27 "Investment Letter" is defined in the Recital.

   Section 1.28 "Investments" means any interest in Securities or any Cash Equivalent.

   Section 1.29 "Limited Partners" is defined in the Preamble (and includes the Initial Partners and, if any, the Nominal Limited Partner).

   Section 1.30 "Majority in Interest of the Limited Partners" means those Limited Partners holding Percentage Interests that are greater than fifty percent (50%) of the Percentage Interests of all Limited Partners.

   Section 1.31 "Management Fee" means an annual fee in an amount equal to two percent (2.0%) multiplied by the aggregate amount of Capital Contributions made
               ---------- --
by all Partners, calculated without deduction for any distributions made to the Partners.

   Section 1.32 "NASDAQ" means the National Association of Securities Dealers Automated Quotation System, including the NASDAQ National Market System.

   Section 1.33 "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year of the Partnership shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(c).

   Section 1.34 "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

   Section 1.35 "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

   Section 1.36 "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership year shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(i)(2).

   Section 1.37 "Partners" means, collectively, the General Partner, the Limited Partners and, if any, the Nominal Limited Partner. Reference to a "Partner" shall refer to any one or more of the Partners, as the context may require.

   Section 1.38 "Partnership" means the limited partnership formed pursuant to this Agreement.

   Section 1.39 "Partnership Expenses" means all expenses associated with the operations of the Partnership, including, but not limited to, audits, tax preparation, legal, travel, communications, postage, photocopying, information services, and other third party or out-of-pocket costs associated with the operations of the Partnership or with an investment or potential investment in a selected company, or in furtherance of Partnership business or protection of Partnership assets.

   Section 1.40 "Partnership Interest" means the interest, as a Partner, of any Person in the Partnership.

   Section 1.41 "Partnership Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership year shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(d).

   Section 1.42 "Percentage Interest" means that percentage which is set forth on Exhibit A attached hereto, as amended from time to time, and corresponds with each Partner's relative ownership of Partnership Interests.

   Section 1.43 "Permitted Transferee" means:

          (a) with respect to any Transfer by a Partner: (i) any member of the Immediate Family of any Partner and (ii) any Affiliate of such Partner;

          (b) with respect to any Transfer by a Limited Partner not described in clause (a) above, any Person that has been approved in writing by the General Partner, which approval may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner's sole and absolute discretion; or

          (c) with respect to any Transfer by a General Partner not described in clause (a) above, any Person that has been approved in writing by
          (i) a Majority in Interest of the Limited Partners and (ii) the General Partner, which approvals may be given or withheld, or made subject to such conditions as are determined by the applicable Partner, in such Partner's sole and absolute discretion.

   Section 1.44 "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof or any entity similar to any of the foregoing.

   Section 1.45 "Portfolio Company" means a publicly-traded company that (a) maintains its principal place of business in the United States, (b) has outstanding Securities any portion of which are listed on any securities exchange located in the United States or are traded on NASDAQ, and (c) has outstanding Securities in which the Partnership holds a position.

   Section 1.46 "Portfolio Company Investment" means, with respect to each Portfolio Company, the Portfolio Company Securities held by the Partnership.

   Section 1.47 "Portfolio Company Investment Opportunity" means an opportunity to acquire a portion of the Securities of a Portfolio Company.

   Section 1.48 "Portfolio Company Securities" means, with respect to any Portfolio Company, all or any portion of the Securities of such Portfolio Company.

   Section 1.49 "Profits" and "Losses" means an amount equal to the Partnership's taxable income or loss with respect to the relevant period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss:

             (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

             (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, shall be subtracted from such taxable income or loss;

             (c) If the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c), the amount of such adjustment shall be taken into account in the taxable year of adjustment as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

             (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

             (e) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profit or Loss; and

             (f) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of "Depreciation"; and

             (g) Notwithstanding any other provision of this definition of Profits and Losses, any items which are specially allocated pursuant to Section 6.4 shall not be taken into account in computing Profits or Losses. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.4 hereof shall be determined by applying rules analogous to those set forth in this definition of Profit or Loss.

   Section 1.50 "Publicly Traded Partnership" is defined in Section 8.3.

   Section 1.51 "Regulatory Allocations" is defined in Section 6.4.

   Section 1.52 "Securities" means any of one or more of the following: common and preferred stock, notes, bonds, debentures, and other obligations, and instruments, or evidences of indebtedness (including, without limitation, debt instruments), or rights to acquire any of the foregoing (including, without limitation, options, warrants, rights or other interests or other Securities convertible into any such Securities) partnership interests (both limited and general), interests in any acquisition, venture capital or other investment funds, and any securities received by the Partnership upon conversion of, in exchange for, as interest on, or stock dividend or other distribution from any of the foregoing.

   Section 1.53 "Substitute General Partner" means any Assignee that has been admitted to the Partnership as a General Partner pursuant to Section 9.6 by virtue of such Assignee's receiving all or a portion of a Partnership Interest from a General Partner or its Assignee and not from the Partnership.

   Section 1.54 "Substitute Limited Partner" means any Assignee that has been admitted to the Partnership as a Limited Partner pursuant to Section 9.4 by virtue of such Assignee's receiving all or a portion of a Partnership Interest from a Limited Partner or its Assignee and not from the Partnership.

   Section 1.55 "Transfer" and "Transferred" means a sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).



                             ARTICLE 2. FORMATION
                             --------------------

   Section 2.1 Intent.  The Partners hereby form the Partnership, pursuant to
               ------
the terms and conditions set forth in this Agreement and in the Act. If any terms of this

Agreement are inconsistent with any of the terms of the Act which are not mandatory, then the terms of this Agreement shall control.

   Section 2.2  Certificate of Limited Partnership.  The General Partner has
                -----------------------------------
filed, on the Agreement Date, the Partnership's Certificate on form LP-1.

   Section 2.3  Name, Principal Place of Business, Registered Office and Agent.
               ----------------------------------------------------------------
The name of the Partnership is Bolero Investment Group, L.P. The Partnership's registered office in the State of California and its principal place of business is 1101 East Balboa Boulevard, Newport Beach, California 92661-1313, and thereafter at such other place or places as the General Partner may from time to time designate. The registered agent for service of process on the Partnership in the State of California at such registered office shall be as set forth in the Partnership's most recently filed Certificate on forms LP-1 or LP-2.

   Section 2.4  Purpose of Partnership.  The Partnership is formed for the
                -----------------------
purpose of acquiring, holding and disposing of all or any portion of the Securities and engaging in all other general business activities related or incidental thereto, including but not limited to:

           (a) identifying and analyzing Portfolio Company Investment Opportunities;

           (b)  acquiring Securities in Portfolio Companies;

           (c)  making, holding and managing Investments;

           (d)  disposing of all or any portion of any Investments;

           (e) causing the Partnership to perform all obligations imposed upon it by this Agreement, by law or otherwise; and

           (f) engaging in any other activities incidental or ancillary to the foregoing as the General Partner deems necessary or advisable.


                               ARTICLE 3.  CAPITAL
                                           -------

   Section 3.1  Initial Capital Contributions.  Each Partner has made a Capital
                ------------------------------
Contribution in cash or Securities to the Partnership in exchange for its Partnership Interest. Each Partner's Percentage Interest is set forth on Exhibit A attached hereto.

   Section 3.2  Additional Capital Contributions Generally.  Except as otherwise
                -------------------------------------------
required by law or pursuant to Section 3.3, no Partner shall be required or permitted to make any additional capital contributions to the Partnership.

   Section 3.3  Additional Partners. At any time and from time to time after the
                --------------------
admission of the Initial Partners, the General Partner, in its sole and absolute discretion, may determine that the Partnership requires additional capital contributions and the amount, terms and conditions thereof (including, without limitation, the percentage interest applicable to the Partnership Interests that the General Partner so determines to be attributable to such additional

Capital Contributions and the Percentage Interests of the other Partners which shall be reduced proportionately, after giving effect to increases and decreases in the Capital Accounts pursuant to this Agreement). Upon each Limited Partner Capital Contribution, the General Partner shall make an additional Capital Contribution to the Partnership in an amount necessary for the General Partner to maintain at least a one percent (1%) capital interest in the Partnership.

   Section 3.4  Return of Capital, No Interest on Capital.  Except as expressly
                ------------------------------------------
provided in this Agreement, no Partner shall be entitled to the return of any or all of its Capital Contribution. Neither a Partner's Capital Account nor its Capital Contribution shall earn interest.

   Section 3.5  Loans by Partners
                -----------------

            (a) Except as set forth in Section 3.5(b), no Partner shall be required or permitted to make any loans to the Partnership.

            (b) The General Partner, in its sole and absolute discretion and from time to time, may borrow funds or enter into other similar credit, guarantee, margin, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of the Securities or otherwise with respect to a Portfolio Company) from any Partner or its Affiliates on commercially reasonable terms and rates in light of the then-applicable credit status of the Partnership. All loans made by any Partner or its Affiliate shall be segregated in a separate loans payable account.

   Section 3.6  Loans by Third Parties.  The Partnership may borrow funds or
                -----------------------
enter into other similar credit, guarantee, margin, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of the Securities or otherwise with respect to the Company) from any Person that is not a Partner upon such terms as the General Partner determines in its sole and absolute discretion are appropriate.

   Section 3.7  Limited Liability of the Limited Partners.  Notwithstanding
                ------------------------------------------
anything to the contrary contained in this Agreement and except as otherwise required by law (including, without limitation, Section 15666 of the Act), the liability of a Limited Partner for any losses of the Partnership in no event shall exceed, in the aggregate, the amount of its Capital Contribution invested.

   Section 3.8  Capital Accounts
                ----------------

            (a) There shall be established for each Partner on the books of the Partnership, as of the date hereof, a "Capital Account" which shall be increased and decreased in the manner set forth herein.

            (b) "Capital Account" means, with respect to each Partner, an account maintained for such Partner on the Partnership's books and records in accordance with the following provisions:

             (i) To each Partner's Capital Account there shall be added (a) such Partner's Capital Contributions, (b) such Partner's distributive share of (i) Profits, and (ii) any items in the nature of income or gain which are specially allocated pursuant to Section
             6.4 and (c) the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed by the Partnership to such Partner.

             (ii)  From each Partner's Capital Account there shall be subtracted
             (a) the amount of (i) cash and (ii) the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement (other than amounts paid as interest or in repayment of principal on any loan by a Partner to the Partnership), (b) such Partner's distributive share of (i) Losses and (ii) any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.4 and (c) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

             (iii) In determining the amount of any liability for purposes of Sections 3.8(b)(i) and (ii), there shall be taken into account Code
             Section 752(c) and any other applicable provisions of the Code and the Regulations.

             (iv) If any interest in the Partnership is transferred, except as otherwise expressly agreed by the transferee and transferor of the interest being transferred and approved by the General Partner, the transferee shall succeed to a pro rata share of the transferor's Capital Account, based on the ratio that the portion of the Interest transferred bears to the total Interest of the transferor immediately before the transfer. If the transfer of any interest in the Partnership causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee Partner shall be adjusted in accordance with this
             Section 3.8 and Regulations Section 1.704-1(b)(2)(iv)(e) in connection with the constructive liquidation of the Partnership under Regulations Section 1.708-1(b)(1)(iv). The constructive reformation of the Partnership shall be treated as the formation of a new partnership, and the capital accounts of the partners of such new partnership shall be determined and maintained accordingly.

             (v) A Partner who has more than one interest in the Partnership shall have a single Capital Account that reflects all such interests regardless of the class of interests owned by such Partner and regardless of the time or manner in which such interests were acquired.

             (vi) The General Partner, in its discretion, may increase or decrease the Capital Accounts of the Partners to reflect a revaluation of Partnership property on the Partnership's books and records, but only in accordance with the terms set forth in the definitions of "Gross Asset Value" and "Profits" and "Losses."

        (c) Additional adjustments shall be made to the Partners' Capital Accounts as required by Regulations Sections 1.704-1(b) and 1.704-2 or, as permitted but not required by such Regulations, in the discretion of the General Partner. Adjustments to Capital Accounts in respect to Partnership income, gain, loss, deduction and non-deductible expenditures (or item thereof) shall be made with reference to the federal tax treatment of such items (and, in the case of book items, with reference to the federal tax treatment of the corresponding tax items) at the Partnership level, without regard to any requisite or elective tax treatment of such items at the Partner level.

        (d) The provisions of this Section 3.8 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations.
        In the event that the General Partner shall determine that it is prudent to modify the manner in which Capital Accounts, or any additions or subtractions thereto (including, without limitation, adjustments relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners), are computed in order to comply with such Regulations, the General Partner shall be entitled to make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 10.3 upon dissolution of the Partnership. The General Partner shall also make (a) any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.


                    ARTICLE 4. MANAGEMENT OF THE PARTNERSHIP
                               -----------------------------

   Section 4.1  Authority of the General Partner
                --------------------------------

        (a) Except as expressly provided to the contrary in this Agreement and in addition to the powers given to the General Partner by law, the General Partner, acting alone and in its sole and absolute discretion, shall have the exclusive and complete charge of the management of the Partnership (including, without limitation, as to all matters concerning the acquisition, holding and disposition of all or any portion of the Securities and managing all or any portion of the affairs of the Company).

        (b) Without in any way limiting the aforementioned, the General Partner shall have the right, in its sole and absolute discretion, to:

             (i) manage (including, without limitation, directly or by the exercise of any voting or other rights related to the Securities or by selection of members of the board of directors of a Portfolio Company (which members may include, without limitation, Partners or Affiliates of any Partner) or by virtue of a management agreement, whether written or oral, between a Portfolio Company and the Partnership, the General Partner or any Affiliates of either) all or such portion, if any, of the operational, financial and other aspects of a Portfolio Company (including, without limitation, the declaration of dividends) as is determined appropriate by the General Partner in its sole and absolute discretion;

             (ii) dispose (including, without limitation, by way of transfer, exchange, sale, redemption, or conversion) of all or any portion of the Investments or other Partnership assets (including, without limitation, exercise any options, warrants or other conversion features of the Securities);

             (iii) to analyze whether to make, and to make, further acquisitions, dispositions or other investment decisions with respect to the Securities or any other interest in a Portfolio Company;

             (iv) subject to Sections 3.5 and 3.6, borrow funds or enter into other similar credit, guarantee, margin, financing or refinancing arrangements for any purpose concerning Investments (including, without limitation, in connection with any further acquisition of any Securities);

             (v) loan funds to, or enter into other similar credit, guarantee, margin, financing or refinancing arrangements for any purpose concerning a Portfolio Company or the Securities;

             (vi) merge or consolidate the Partnership into or with any other entity (including, without limitation, any Partner, Affiliate of any Partner or a Portfolio Company);

             (vii) cause the Partnership to participate in any other partnership, joint venture, trust or other fiduciary agreements;

             (viii) invest Partnership funds that are not invested in the Securities in Cash Equivalents;

             (ix) control all other aspects of the business or operations of the Partnership (including, without limitation, with respect to the Securities, or a Portfolio Company) that the General Partner elects to so control;

             (x) vote, whether by proxy, ballot, consent or otherwise, in any manner, any Securities or any other interest in a Portfolio Company; and

             (xi) take all actions necessary to fulfill the Partnership's purpose set forth in Section 2.4.

        (c) With respect to any Limited Partner that is subject to ERISA and has not otherwise consented, the General Partner shall use its best efforts to avoid causing such a Limited Partner, to the extent applicable (i) to have all or any assets of the Partnership (including, without limitation, the Securities) to be deemed to constitute "plan assets" within the meaning of Department of Labor Regulation Section 2510.3-101 or (ii) to violate ERISA. From time to time, the General Partner and the Partnership may request, in the sole and absolute discretion of the General Partner, and may rely upon (a) various customary representations and warranties made by any such ERISA Limited Partner or (b) an opinion of counsel, in customary form, concerning any matter described in this Section 4.1(c) or any other matter pertaining to such Limited Partner's ERISA status.

        (d) No Limited Partner shall participate in the management of the Partnership or have any control over the Partnership business or have any right or authority to act for or to bind the Partnership. The exercise of any of the rights or powers of the Limited Partners pursuant to the terms of this Agreement shall not be deemed to be taking part in the affairs of the Partnership or the exercise of control over the affairs of the Partnership. No Limited Partner shall, with respect to any Investment held by the Partnership, have any voting power (including the power to vote or direct the voting of any such Investment or other interest) or investment power (including the power to dispose or direct the disposition of any such Investment or other interest).

   Section 4.2  Retention or Employment of Other Persons.  The General Partner
                -----------------------------------------
may retain or employ such Persons, subject to Section 4.3(d), as it deems advisable for the operation and management of the Partnership or the satisfaction of its obligations set forth in Section 4.1 (including, without limitation, accountants, attorneys, consultants and investment bankers on such terms and for such compensation as the General Partner may deem appropriate in its sole and absolute discretion). The General Partner may, in its sole and absolute discretion, but shall not be required to, cause the Partnership to enter into an agreement with any person (including any Affiliate of the General Partner or the Partnership) for the provision of certain services to be specified in such agreement (which services may include, without limitation, management, financial, investment banking or other advisory or consulting services) with a fee therefor.

   Section 4.3  Fees and Reimbursements
                -----------------------

        (a) The General Partner shall receive from the Partnership the Management Fee in remuneration for undertaking its obligations as a general partner of the Partnership. The Management Fee shall be paid to the General Partner in monthly installments, commencing upon the first day of the first month following the Agreement Date and thereafter on the first day of each subsequent month. Installments of the Management Fee shall be prorated for any period that is less than a one-month period.

        (b) The General Partner and any Affiliates thereof shall be reimbursed by the Partnership for all reasonable and direct out-of-pocket expenses incurred by any of them:

             (i) in connection with the formation of this Partnership, the offering of Partnership Interests to any Person and the consummation of the acquisition of all Investments (including, without limitation, fees and disbursements of counsel and other professionals and other fees and expenses; and

             (ii) in furtherance of the Partnership business (including, without limitation, Partnership Expenses, any compensation to Persons retained or employed by the Partnership pursuant to Section
             4.2 and expenses incurred in connection with the Partnership's compliance with the reporting requirements under Article 7).

        (c) If any individual who is an officer, director or shareholder of, or consultant to, the General Partner receives any fees, salary or Securities (or option or any other right to acquire Securities) in connection with acting as a director or employee of, or consultant to, a Portfolio Company, then the General Partner may, in its sole and absolute discretion: (i) permit such individual to retain all or any portion of such fees, salary, Securities (or option or any other right to receive Securities) or (ii) require that such individual promptly transfer all or any portion of such fees, salary, Securities (or option or any other right to receive Securities) on receipt thereof to the Partnership or shall hold all or any portion of such Securities (or any options or any other right to receive Securities) for the account or benefit of the Partnership.

        (d) Pursuant to the authority granted to the General Partner pursuant to
        Section 4.2, the General Partner may cause the Partnership or a Portfolio Company to retain or employ the General Partner or any Person (including, without limitation, those retained or employed pursuant to any consulting or management agreement) who is an Affiliate of the General Partner, the Partnership or a Portfolio Company to provide various services to, or with respect to, the Partnership or a Portfolio Company (including without limitation, investment banking, mergers and acquisitions, placement agent, financing and other financial and business advisory services) and may receive in consideration therefor various fees, commissions and reimbursements; provided, however, that such retention or employment shall be upon (i) fair and reasonable terms which are no less favorable to the Partnership than would have been available in a comparable arm's length transaction with a Person that is not an Affiliate or (ii) such terms as are approved by the Limited Partners pursuant to Section 4.7(iv).

        (e) Except as specifically set forth in this Section 4.3, the General Partner (and any Affiliates thereof) shall not be entitled to receive any additional remuneration with respect to a Portfolio Company or the Investments or for undertaking its obligations as a general partner of the Partnership. Distributions received by the General Partner pursuant to Articles 5 and 10 are not, and shall not be deemed to be, remuneration within the meaning of this Section 4.3.

   Section 4.4  Bank Accounts.  The General Partner, in the name of the
                --------------
Partnership, shall open and maintain a bank account or accounts to deposit all Partnership funds, and the General Partner shall use such funds solely for the business of the Partnership. Withdrawals from any Partnership bank accounts shall be made only upon the signature of a duly authorized representative of the General Partner.

   Section 4.5  General Partner's Time and Effort; Conflicts.  Although the
                ---------------------------------------------
General Partner shall not be required to devote full time to the affairs of the Partnership, it shall devote whatever time, effort and skill as is reasonably required to fulfill the General Partner's obligations under this Agreement. Any Partner may engage in any business or activity, including those which may conflict or compete with any other Partner, the Partnership, any partnership formed by the General Partner or an Affiliate of the General Partner, a Portfolio Company or any Partner ("Conflicting Activity"), and such Partner shall not be required to offer any opportunity in any business or activity to such Persons or otherwise provide compensation to such Persons therefor; provided, however, that without the consent of the General Partner no Partner may make any investment in Securities of a Portfolio Company or any company in which the Partnership then invests, provided that this restriction shall apply only with respect to Portfolio Companies or other companies which have been identified as such to such Partner; and provided further that a Partner shall disclose to the Partnership any Conflicting Activity in which such Partner or his Affiliate engages. No Limited Partner shall, by reason of being a Limited Partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner, any of its Affiliates or their respective partners, directors, officers, shareholders or employees from the conduct of any business other than the business of the Partnership or from any transaction in Securities effected by the General Partner, any of its Affiliates or their respective partners, directors, officers, shareholders or employees for any account other than that of the Partnership.

   Section 4.6  General Partner's Liability; Indemnification.  The General
                ---------------------------------------------
Partner, and all agents acting on its or the Partnership's behalf, shall not be liable, responsible, or accountable, in damages or otherwise, to the Limited Partners or the Partnership for doing any act or failing to do any act, the effect of which may cause or result in loss or damage to the Partnership or the Limited Partners. The General Partner and any such agent shall be indemnified by the Partnership to the extent permitted by law and from the assets of the Partnership or at the expense of the Partnership against any liability or loss as a result of any claim or legal proceeding by any Person (including by or through the Partnership and any Limited Partners) relating to the performance or nonperformance of any act concerning the activities of the Partnership. The indemnification authorized by this Section 4.6 shall include any judgment, award, settlement, the payment of reasonable attorneys' fees and other expense (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceeding. From time to time, as requested by the Person eligible for indemnification hereunder, such attorneys' fees and other expenses shall be advanced by the Partnership prior to the final disposition of such claims, actions or proceedings upon receipt by the Partnership of an undertaking by or on behalf of such Person eligible to be indemnified to repay such amounts if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 4.6. Notwithstanding the foregoing, the General Partner and all agents acting on its or the Partnership's behalf may be held liable for, and shall not be entitled to indemnity with respect to, conduct by it which is determined by a final non-appealable decision of a court of competent jurisdiction to be willful misconduct.

   Section 4.7  Powers and Duties of the Limited Partners.  Notwithstanding
                ------------------------------------------
Section 15636 of the Act, the Limited Partners only shall have a right to vote upon the following:

             (i) the admission of an Additional General Partner or a Substitute General Partner pursuant to Section 9.6;

             (ii) the admission of a general partner pursuant to Section 10.2;

             (iii) amendments to this Agreement pursuant to Section 11.2; and

             (iv) such matters concerning the Partnership that the General Partner, in its sole and absolute discretion, may submit to the Partners for their consent or ratification, which consent or ratification shall be effective upon the approval of (A) a Majority in Interest of the Limited Partners (unless the General Partner determines in its sole and absolute discretion that a greater Percentage Interest of the Limited Partners shall be required in a particular situation) and (B) the General Partner.

   Section 4.8  Limited Partners' Meetings
                --------------------------

   (a) The General Partner either may call a meeting of the Limited Partners for a vote thereof or, subject to Section 4.8(c), may call for such vote without a meeting. The General Partner shall call for a meeting for any matter on which the Limited Partners may vote pursuant to Section 4.7 if it receives a written request from those Limited Partners (that are Limited Partners as of the date on which the General Partner receives such request) which hold ten percent (10%) or more of the Percentage Interests of all Limited Partners. Within twenty (20) days after the date such request is received, the General Partner shall give notice of such meeting to all Partners (that are Partners as of the date on which the General Partner received the aforementioned request). The General Partner's notice shall state the time and place (as selected by the General Partner) of such Partnership meeting, if called, and the general nature of the business to be transacted; if no meeting has been called, then the notice shall state the matter or matters to be voted upon and the date on which the votes will be counted. Any notice also may set forth the applicable record date for such vote. The date of any such meeting or the date on which votes, without a meeting, will be counted shall be not less than ten (10) nor more than sixty (60) days following the mailing of the notice by the General Partner. The General Partner may solicit proxies with respect to any matter proposed to be considered at a meeting of the Limited Partners.

   (b) A Limited Partner shall be entitled to cast votes: (i) at a Limited Partners' meeting, in person, by written proxy or by a signed writing directing the manner in which the vote is to be cast, which writing must be received by the General Partner prior to such meeting, or (ii) without such a meeting, by a signed writing directing the manner in which the vote is to be cast, which writing must be received by the General

   Partner on or prior to the time and date on which the votes are to be counted. The provisions of the Act shall govern the determination of record dates and the validity and use of proxies given by the Limited Partners.

   (c) Subject to the second sentence of Section 4.8(a), any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by Limited Partners owning not less than the minimum percentage of Percentage Interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and had voted.

   Section 4.9  Special Power of Attorney
                -------------------------

   (a) Each Limited Partner hereby constitutes and appoints the General Partner with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all Certificates and other instruments and all amendments thereof which the General Partner reasonably deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in all jurisdictions in which the Partnership may conduct business or own property in accordance with this Agreement; (B) all instruments which the General Partner reasonably deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement properly made in accordance with Sections 11.2 and 11.3 (whether or not such specific Limited Partner voted in favor thereof); (C) all conveyances and other instruments or documents which the General Partner reasonably deems appropriate or necessary to reflect, in accordance with this Agreement, the acquisition or disposition of all or any portion of the Securities, the admission or withdrawal of any Partner and the dissolution and liquidation of the Partnership; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to and in accordance with this Agreement; and

          (ii) swear to, represent or acknowledge, confirm, or ratify that any vote, consent, approval, agreement or other action, which is made or given properly by the Partners hereunder or is consistent with the terms of this Agreement has been made or given (whether or not such specific Limited Partner voted in favor thereof or consented thereto).

   (b) The foregoing power of attorney hereby is declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Partner and the transfer of all or any portion of its Partnership Interest and shall extend to such Partner's heirs, successors, assigns and personal representatives. Each Partner shall execute and deliver to the General Partner at the principal office of the

   Partnership, within fifteen (15) days after receipt of the General Partner's request therefor, such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.


                            ARTICLE 5.  DISTRIBUTIONS
                                        -------------

   Section 5.1  Distributions Generally.  Distributions of Partnership assets
                ------------------------
only shall be made in accordance with this Article 5 and Article 10. Fees and reimbursements received by the General Partner pursuant to Section 4.3 are not, and shall not be deemed to be, distributions pursuant to this Article 5 and
Article 10.

   Section 5.2  Interim Distributions.   All distributions of Partnership assets
                ----------------------
to be made to the Partners prior to and otherwise not in conjunction with the final liquidation of the Partnership or withdrawal of a Partner in accordance with Article 10 shall be made to the Partners only at such times as the General Partner, in its sole and absolute discretion, deems appropriate and shall be made as follows:

          (i) first, to each Partner until it has received an amount that, when added to any prior distributions to such Partner, equals such Partner's Capital Contributions and such distribution shall be made pari passu and pro rata to each Partner's Percentage Interest;

          (ii) second, all amounts thereafter (the "Excess Distributions") to the following Partners pari passu: (X) collectively to the Limited Partners, in an amount equal to the Excess Distributions multiplied by 87.5% and such amount shall be distributed to each such Limited Partner pro rata to its respective Percentage Interest; and
          (Y) to the General Partner, in an amount equal to the Excess Distributions multiplied by 12.5%.

   Section 5.3  Distributions Upon Final Liquidation.  Upon a final liquidation
                -------------------------------------
of the Partnership in accordance with Article 10, all of the Partnership's assets shall be distributed as set forth in Section 10.3.

   Section 5.4  Distributions in Kind.  No right is given to any Partner to
                ----------------------
demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets (including, without limitation, the Securities), and such assets shall be distributed in such a fashion as to ensure that the Fair Value is distributed and allocated in accordance with Sections 3.8, 10.1,
10.3 and 10.4 and Articles 5 and 6.

   Section 5.5  The Right to Withhold.  The Partnership shall withhold from any
                ----------------------
distribution such amounts as are required to be withheld by the laws of any taxing jurisdiction. Such withheld amounts shall be treated as amounts distributed to the respective Partners on whose account the withholding was imposed.

                             ARTICLE 6. ALLOCATIONS
                                        -----------

   Section 6.1  In General.  Profits and Losses of the Partnership shall be
                -----------
determined and allocated with respect to each fiscal year of the Partnership as of the end of such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Profits or Losses shall be treated as an allocation of the same share of each item of income, gain, loss and deduction that is taken into account in computing Profits or Losses.

   Section 6.2  Profits and Losses.  After giving effect to the special
                -------------------
allocations provided in Sections 6.3 and 6.4, all Profits and Losses of the Partnership for a fiscal year shall be allocated to the Partners as follows:

   (i) Profits shall be allocated:

       (a) First, to the Partners until the cumulative Profit allocated pursuant to this Section 6.2(i)(a) is equal to the cumulative Loss allocated pursuant to Section 6.2(ii) for all prior periods, in the reverse order of priority that such Loss was allocated to each Partner.

       (b) The balance, if any, 87.5% to the Limited Partners, pro rata to each Limited Partner's Percentage Interest, and 12.5% to the General Partner.

   (ii) Losses shall be allocated:

       (a) First, to the Partners until the cumulative Loss allocated pursuant to this Section 6.2(ii)(a) is equal to the cumulative Profit allocated pursuant to Section 6.2(i)(b) for all prior periods, in the reverse order of priority that such Profit was allocated to each Partner.

       (b) The balance, if any, to the Partners pro rata in accordance with their Percentage Interests.

   Section 6.3  Limitation on Allocation of Losses.  The Losses allocated to any
                -----------------------------------
Partner pursuant to Section 6.2 shall not exceed the maximum amount of Losses that can be so allocated without causing such Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitation set forth in this Section 6.3 shall be allocated to the other Partners, pro rata to the allocation of other Losses to such Partners.

   Section 6.4  Additional Allocation Provisions. Notwithstanding the foregoing
                ---------------------------------
provisions of this Article 6, the special allocations required by this Section
6.4 shall be made in the following order of priority:

      (a)  Regulatory Allocations
           ----------------------

                (i) Minimum Gain Chargeback.  Except as otherwise provided in
                    -----------------------
             Treasury Regulation Section 1.704-2(f), notwithstanding the provisions of Section 6.2 of the Agreement, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Treasury Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This
             Section 6.4(a)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3(a)(i).

                 (ii) Partner Minimum Gain Chargeback.  Except as otherwise
                      -------------------------------
             provided in Treasury Regulation Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.2 of the Agreement or any other provision of this Article 6 (except Section 6.4(a)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This
             Section 6.4(a)(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.4(a)(ii).

          (ii) Any Nonrecourse Deductions for any fiscal year shall be specially allocated 87.5% to the Limited Partners, pro rata to each such Limited Partner's respective Percentage Interest, and 12.5% to the General Partner. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulation Section 1.704-2(i).

          (iii) If any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Treasury Regulation
          Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulation, the Adjusted Capital Account Deficit of the Partner as quickly as possible provided that an allocation pursuant to this Section 6.4(a)(iii) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(iii) were not in the Agreement. It is intended that this Section 6.4(a)(iii) qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulation and this Section 6.4(a)(iii).

          (iv)  Gross Income Allocation.  In the event any Partner has a
                -----------------------
          deficit Capital Account at the end of any fiscal year which is in excess of the sum of (1) the amount (if any) such Partner is obligated to restore to the Partnership, and (2) the amount such Partner is deemed to be obligated to restore pursuant to Treasury Regulation
          Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(iv) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(iv) and Section 6.4(a)(iii) were not in the Agreement.

          (v)  Section 754 Adjustment.  To the extent an adjustment to the
               ----------------------
          adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulation
          Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (vi)  The allocations set forth in Section 6.3, Sections 6.4(a)(i),
          (ii), (iii), (iv) and (v) and Section 6.4(c) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of
          Section 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

     (b) For any fiscal year during which a Partner's Partnership Interest is assigned by such Partner (or by an assignee or successor in interest to a Partner), the portion of the Profits and Losses (excluding any Profits or Losses from a sale of Partnership assets) of the Partnership that is allocable in respect of such Partner's interest shall be apportioned between the assignor and the assignee of such Partner's interest on the basis of the number of days during such fiscal year that each is the owner thereof, without regard to (i) the results of Partnership operations before or after such assignment or (ii) any payments or distributions made to the Partners before or after such assignment, except as otherwise provided in and required by Section 706(d)(2) of the Code. Profits or Losses arising from a sale of Partnership assets shall be allocated to the holders' Partnership Interests as of the date on which the Partnership recognizes such Profits or Losses.

     (c) Except as otherwise required by Section 6.3 and Section 6.4(a)(i) through (v), but notwithstanding the other foregoing provisions of this
     Article 6, the General Partner's interest in each item of Partnership income, gain, loss, deduction or credit shall equal at least one percent (1%) of each of those items at all times during the existence of the Partnership.

     (d) In the event that the Code or any Treasury Regulations promulgated thereunder require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Agreement, upon the advice of the Partnership's counsel or accountants, the General Partner is hereby authorized to make new allocations in reliance upon the Code, the Treasury Regulations and such advice of the Partnership's counsel or accountants, such new allocations shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Limited Partners, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner.

     Section 6.5  Tax Allocations
                 ----------------

     (a)  In General.  Except as otherwise provided in this Section 6.5, for
          ----------
     income tax purposes each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Article 6.

     (b) Notwithstanding the foregoing provisions of this Article 6, income, gain, loss and deduction with respect to property contributed to the Partnership by a Partner shall be allocated among the Partners, pursuant to Regulations promulgated under Code Section 704(c), so as to take account of the variation, if any, between the adjusted basis of such property to the Partnership and its initial Gross Asset Value (computed in accordance with Section 1.24). The Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable Treasury Regulation as chosen by the General Partner.] In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.24(b), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations, consistent with the requirements of Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations, as chosen by the General Partner. Any elections or other decisions relating to the allocations pursuant to this Section 6.5(b) shall be made by the General Partner in any manner, in the General Partner's sole discretion, that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.5(b) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other tax items or distributions pursuant to any provision of this Agreement.


                         ARTICLE 7. BOOKS AND RECORDS;
                                    ------------------
                           ACCOUNTING; TAX ELECTIONS
                           -------------------------

   Section 7.1  Partnership Books.  The books of the Partnership shall be
                ------------------
maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles. All decisions as to accounting matters shall be made by the General Partner in its sole, but reasonable, judgment.

   Section 7.2  Records.  The General Partner shall keep at the Partnership's
                --------
office in California the following Partnership documents:

            (i) a current list of the full name and last known business or residence address of each Partner, together with the Capital Contribution and Percentage Interest of each Partner;

            (ii) copies of all Certificates and executed copies of any powers of attorney pursuant to which other filings have been made;

            (iii) copies of the Partnership's federal, state, and local income tax or information returns and reports, if any, for the six most recent tax years;

            (iv)  copies of this Agreement and all amendments to this Agreement;

            (v) financial statements of the Partnership for the six most recent tax years; and

            (vi) the Partnership's books and records as they relate to the internal affairs of the Partnership for the current and past three tax years.

   Section 7.3  Delivery of Records to Limited Partners and Inspection
                ------------------------------------------------------

     (a) Upon the written request of any Limited Partner (or its agent or attorney), the General Partner shall promptly deliver to such requesting Limited Partner, at the expense of the Partnership, a copy of the information required to be maintained by Sections 7.2(i), (ii) and (iii).

     (b) Each Limited Partner (or its agent or attorney) has the right, upon reasonable written request, to:

          (i) inspect and copy during normal business hours any of the Partnership records set forth in Section 7.2; and

          (ii) obtain from the General Partner, promptly after they are available, a copy of the Partnership's federal, state, and local income tax or information returns for each year.

   Section 7.4  Reports and Tax Information.  The General Partner shall send to
                ----------------------------
each Limited Partner, within ninety (90) days after the end of each tax year:

          (i) the information necessary for such Partner to complete its federal, state and local income tax or information returns;

          (ii) an annual financial report (which may be audited or unaudited, as determined by the General Partner in its sole discretion); and

          (iii) a report of estimated value of the Securities and other assets of the Partnership, as reasonably determined by the General Partner.

   Section 7.5  Partnership Tax Elections; Tax Controversies.  The General
                ---------------------------------------------
Partner shall have the right to make all elections for the Partnership provided for in the Code, including, but not limited to, the elections provided for in
Section 754 of the Code. The General Partner is hereby designated as the "Tax Matters Partner" pursuant to the requirements of Section 6231(a)(7) of the Code and in such capacity shall represent the Partnership in any disputes, controversies or proceedings with the Internal Revenue Service.

   Section 7.6  Fiscal Year.  The fiscal year of the Partnership shall be
                ------------
determined by the General Partner in accordance with the requirements of the Code. However, the General Partner in its sole discretion and subject to the approval of the Internal Revenue Service and the applicable state taxing authorities, may change the Partnership's fiscal year at any time, without the approval of the Limited Partners, to a period to be determined by the General Partner.

   Section 7.7  Confidentiality.  The General Partner shall have the right to
                ----------------
keep confidential from any Limited Partner (and its agent or attorney) for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or a Portfolio Company or could damage the Partnership or a Portfolio Company or their respective businesses or which the Partnership or a Portfolio Company is required by law or by agreement with a third party to keep confidential. Except as permitted by the General Partner, each Limited Partner shall keep confidential from all Persons (except other Partners or each such Limited Partner's agent or attorney, which Persons shall be bound by this Section 7.7 as if they were a Limited Partner) all of the information, documents or reports described in this Article 7.

        ARTICLE 8.  TRANSFERS AND ENCUMBRANCES OF PARTNERSHIP INTERESTS
                    ---------------------------------------------------

   Section 8.1  Transfers.  No Partner or Assignee may Transfer all or any
                ----------
portion of its Partnership Interest (or beneficial interest therein), except as set forth in Section 8.3. Any purported Transfer which is not in accordance with this Agreement shall be null and void.

   Section 8.2  Encumbrances.  No Partner or Assignee may Encumber all or any
                -------------
portion of its Partnership Interest (or any beneficial interest therein) unless the General Partner consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner's sole and absolute discretion. Any purported Encumbrance which is not in accordance with this Agreement shall be null and void.

   Section 8.3  Permitted Transfers
                -------------------

        (a) A Partner or Assignee, from time to time, may Transfer all or any portion of its Partnership Interest to a Permitted Transferee; provided, however, a Transfer which does not satisfy each of the following conditions shall be null and void:

            (i) such Transfer does not cause a termination of the Partnership for federal or state, if applicable, income tax purposes;

            (ii) such Transfer does not require the registration of such Partnership Interest pursuant to any applicable federal or state securities laws;

            (iii) such Transfer does not and will not cause the Partnership to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code and such transfer will not cause the Partnership to have more than 500 Partners (including as Partners those Persons indirectly owning an interest in the Partnership through a Partnership, subchapter S corporation or grantor trust);

            (iv) such Transfer does not subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 and the Employee Retirement Income Security Act of 1974, each as amended;

            (v) such Transfer does not result in a violation of applicable laws; and

            (vi) the General Partner receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee's consent to be bound by this Agreement as an Assignee) that are in a form satisfactory to the General Partner (as determined in its sole and absolute discretion).

     (b)  Until such time, if any, as an Assignee is admitted to the
     Partnership as a Substitute Limited Partner or a Substitute General Partner pursuant to Section 9.4 or 9.6, as applicable: (i) the Partner which Transferred its Partnership Interest to such Assignee shall remain a Partner; and shall be entitled to continue to exercise all rights and powers as such Partner, except that (ii) such Assignee, as an assignee of
                             ------ ----
     such

     Partnership Interest, shall receive, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar item to which such Partner would be entitled, and otherwise shall not be entitled to exercise any of the rights or powers of a Partner.

   Section 8.4  Required Withdrawals of Limited Partners.  The General Partner
                -----------------------------------------
in its sole and absolute discretion may require the withdrawal of the Partnership Interest of any Limited Partner in the Partnership in whole or in part at any time upon at least five (5) days prior written notice specifying the effective date of such withdrawal for any reason, including, but not limited to:

     a. if the General Partner determines that the continued participation of the Limited Partner in the Partnership might cause the Partnership or any Partner to violate any law;

     b. if the General Partner determines in good faith that such withdrawal is necessary in order to prevent the assets of the Partnership from being "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder;

     c. if the General Partner determines in good faith that such withdrawal is necessary in order to prevent the Partnership from becoming subject to regulation under the Investment Company Act or the Investment Advisers Act; or

     d. if any litigation is commenced or threatened against the Partnership or any Partner arising out of, or relating to, the participation of the Limited Partner in the Partnership.

   The General Partner shall cause the Partnership, as a condition precedent to the effectiveness of such withdrawal, to pay the withdrawing Limited Partner its Capital Account balance as provided in Section 10.5. A Limited Partner receiving a notice of withdrawal pursuant to this Section 8.4 shall be treated for all purposes and in all respects as a Limited Partner until the effective date of the withdrawal specified in such notice.


                 ARTICLE 9.  ADDITIONAL AND SUBSTITUTE PARTNERS
                             ----------------------------------

   Section 9.1  Admissions, Withdrawals and Removals.  No Person shall be
                -------------------------------------
admitted to the Partnership as a Partner except in accordance with Sections 9.3 through 9.6. Except as otherwise specifically set forth in Sections 9.2(i) and 9.7, no Partner shall be entitled to withdraw from the Partnership without the consent of the General Partner which consent may be given, withheld or made subject to such conditions as are determined by the General Partner, in its sole and absolute discretion. Notwithstanding Section 15674 of the Act, and except as provided in Section 8.4, no Partner shall be removed from the Partnership. Neither the admission of a Limited Partner nor the withdrawal of a Limited Partner, whether in accordance with this Agreement or not, shall cause the dissolution of the Partnership. Any purported admission, withdrawal or removal which is not in accordance with this Agreement shall be null and void.

   Section 9.2  Cessation of General Partner.  The General Partner shall cease
                -----------------------------
to be the general partner of the Partnership upon the earlier to occur of one of the following events:

          (i) the General Partner's withdrawal from the Partnership, which withdrawal shall not be a breach of this Agreement;

          (ii) the filing of a certificate of dissolution, or its equivalent, for the General Partner; or

          (iii) the incompetence, insanity or death of the General Partner.

   Notwithstanding any provision of the Act to the contrary, the Bankruptcy of the General Partner shall neither cause the General Partner to cease to be the General Partner of the Partnership nor cause the dissolution of the Partnership.

   Section 9.3  Admission of Initial Partners.  The Initial Partners shall be
                ------------------------------
admitted in accordance with the Investment Letters as of the date of this Agreement.

   Section 9.4  Admission of Assignees as Substitute Limited Partners.  An
                ------------------------------------------------------
Assignee shall become a Substitute Limited Partner only if and when each of the following conditions are satisfied:

          (i) the General Partner consents in writing to such admission, which consent may be given or withheld, or made subject to such conditions as are determined by the General Partner, in the General Partner's sole and absolute discretion; and

          (ii) the General Partner receives written instruments (including, without limitation, copies of any instruments of Transfer and such Assignee's consent to be bound by this Agreement as a Substitute Partner) that are in a form satisfactory to the General Partner (as determined in its sole and absolute discretion).

   Section 9.5  Admission of Additional Limited Partners.  After the admission
                -----------------------------------------
of the Initial Partners in accordance with Section 9.3, a Person shall become an Additional Limited Partner only if and when each of the following conditions are satisfied:

          (i) the General Partner consents in writing to such admission, which consent may be given, withheld or made subject to such conditions as are determined by the General Partner, in the General Partner's sole and absolute discretion;

          (ii)  the General Partner has complied with Section 3.3;

          (iii) the General Partner receives written instruments (including, without limitation, such Person's consent to be bound by this Agreement as an Additional Partner) that are in a form satisfactory to the General Partner (as determined in its sole and absolute discretion); and

          (iv) the General Partner has received, on behalf of the Partnership, such Person's Capital Contribution.

   Section 9.6  Admission of Substitute and Additional General Partners.  No
                --------------------------------------------------------
Person, whether as an Assignee of the General Partner's Partnership Interest or otherwise, shall become a general partner of the Partnership without the written approval of (i) a Majority in Interest of the Limited Partners and (ii) the General Partner, which approvals may be given or withheld, or made subject to such conditions as are determined by the applicable Partner, in such Partner's sole and absolute discretion.

   Section 9.7  Withdrawal of Certain Partners
                -------------------------------

       (a) If a Partner has Transferred all of its Partnership Interest to one or more Permitted Transferees, then such Partner shall withdraw from the Partnership when such Permitted Transferees have been admitted as Partners in accordance with Sections 9.4 and 9.6.

       (b) A Limited Partner may withdraw from the Partnership upon giving at least 90 days' prior written notice to the General Partner, which withdrawal shall be effective on the later of (i) the 90th day after the Effective Date or (ii) the date which is seven months after the date such Partner first became a Partner, and such withdrawing Limited Partner shall receive distributions as provided in Section 10.5.


                     ARTICLE 10.  DISSOLUTION AND WINDING UP
                                  --------------------------

   Section 10.1  Dissolution and Distributions of Securities.  No Partner shall
                 --------------------------------------------
have the right to, and each Partner hereby agrees that it shall not, seek to dissolve or cause the dissolution of the Partnership or to seek to cause a partial or whole distribution or sale of the Securities, whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Partnership and the remaining Partners.

   Section 10.2  Dissolving Events.  This Partnership shall be dissolved upon
                 ------------------
the earlier to occur of one of the following events:

          (i) the first occurrence of any event set forth in Section 9.2; provided, however, that upon the unanimous written vote of the Limited Partners within sixty (60) days after such event, the Limited Partners
          (A) may elect to continue the Partnership and (B) may admit one or more new general partners to continue the Partnership;

          (ii)  upon the sale for cash of all of the Securities;

          (iii) upon the General Partner's written election to dissolve the Partnership; or

          (iv)  upon the tenth anniversary of the Agreement Date.

     The dissolution of the Partnership by any action not specifically set forth above shall be a dissolution in contravention of this Agreement.

   Section 10.3  Liquidation and Final Distribution Proceeds
                 -------------------------------------------

     (a) Upon the dissolution of the Partnership pursuant to Sections 10.2(i) through (iv), the Partnership shall thereafter engage in no further business other than that which is necessary to wind up the business and the General Partner, after the establishment of appropriate reserves, shall liquidate all or a portion of the Securities and any other Partnership assets and distribute the cash proceeds therefrom, and any other assets of the Partnership. The cash proceeds from the liquidation of Partnership assets, and any other Partnership assets, shall be applied or distributed by the Partnership in the following order:

          (i) first, to the creditors of the Partnership (including, without limitation, Partners who are creditors to the extent permitted by law, including payment of the Management Fee and any reimbursement of expenses payable to the General Partner pursuant to this Agreement), in satisfaction of liabilities of the Partnership other than liabilities for distributions to Partners pursuant to Sections 15661, 15664 or 15665 of the Act; and as reasonable reserves therefor.

          (ii) second, to Partners and former Partners in satisfaction of liabilities, if any, for distributions pursuant to Sections 15661, 15664, and 15665 of the Act; and as reasonable reserves therefor.

          (iii) third, to the Partners in accordance with the positive balances in their respective Capital Accounts, determined after taking into account all Capital Account adjustments for the Partnership taxable year (including, without limitation, those made pursuant to Article 6, as appropriate) during which such liquidation occurs, such distribution to be made by the end of the taxable year in which such liquidation occurs (or, if later, within ninety (90) days after the date of the liquidation).

     (b) Pursuant to Section 5.4, the General Partner may apply or distribute non-cash assets of the Partnership upon final liquidation and such non-cash assets shall be valued at their Fair Value, as determined by the General Partner, net of any liabilities secured by such property that the distributee is considered to assume, or take subject to.

   Section 10.4  No Capital Contribution Upon Dissolution.  Each Partner shall
                 -----------------------------------------
look solely to the assets of the Partnership for all distributions with respect to the Partnership, its Capital Contribution thereto, its Capital Account and its share of Profits or Losses, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner. Accordingly, if any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Partner shall have no obligation to make any capital contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever.

   Section 10.5  Distribution upon Withdrawal
                 ----------------------------

     (a) Upon the withdrawal of a Partner pursuant to Section 8.4 or Section 9.7(b), the General Partner, subject to Section 10.5(b), shall distribute to such withdrawing Partner cash, Securities or other Partnership assets having a Fair Value, as determined by the General Partner in accordance with Section 10.3(b), equal to the positive balance in the Capital Account of such withdrawing Partner, after taking into account all Capital Account adjustments for the Partnership taxable year during which such withdrawal occurs, through and including the Effective Date of the Partner's withdrawal (including, without limitation, those made pursuant to Section
     3.8 and Article 6, as appropriate) such distribution to be made as promptly as practicable on or after the Effective Date of the Partner's withdrawal.

     (b) Notwithstanding Section 10.5(a), the General Partner, in its sole discretion, may withhold all or a portion of the amount to be distributed to a withdrawing Partner, in an amount and for a period of time to be reasonably determined by the General Partner, to provide for the withdrawing Partner's proportionate share of any Partnership liabilities (whether actual or contingent) relating to events or occurrences prior to the Effective Date of the Partner's withdrawal.


                            ARTICLE 11.  MISCELLANEOUS
                                         -------------

   Section 11.1  Waiver of Conflict of Interest.  The Partnership and the
                 -------------------------------
General Partner are not represented by separate counsel. The attorneys, accountants and other experts who perform services for the Partnership also perform services for the General Partner. It is contemplated that such dual representation will continue. To the extent that the foregoing representation constitutes a conflict of interest, the Partnership, the General Partner and each Limited Partner hereby expressly waive any such conflict of interest.

   Section 11.2  Amendment by General Partner and Limited Partners.  Except as
                 --------------------------------------------------
otherwise stated below or in Section 11.3, the written approval of (i) a Majority in Interest of the Limited Partners and (ii) the General Partner shall be required to amend or waive any provision of this Agreement. However no amendment or waiver that would alter a Partner's Capital Contribution, Capital Account or Percentage Interest (except to the extent that such are indirectly affected by any amendments or waivers, including, without limitation, those pertaining to the admissions or withdrawals of general or limited partners), the liability of a Limited Partner to third parties, or the removal of any Partner shall be permitted without the prior approval of the Partner so affected.

   Section 11.3  Amendment by General Partner.  Notwithstanding Section 11.2,
                 -----------------------------
any provision of this Agreement may be amended or waived from time to time by the General Partner, without the consent of any of the Limited Partners, but only to the extent that such amendment or waiver is necessary or advisable in the opinion of the General Partner: (i) to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state; (ii) to ensure that the Partnership will be treated as a partnership for federal income tax purposes; (iii) to cure any ambiguity, and to correct or supplement any inconsistent provision in this Agreement;

(iv) to ensure that all allocations of Profits and Losses are respected for federal income tax purposes; and (v) to properly reflect the Partners and Assignees and their respective Percentage Interests on Exhibit A attached hereto, as such Partners and Assignees may change due to Transfers and admissions and withdrawals of Partners in accordance with this Agreement (and such Exhibit A shall be dated as of each such amendment).

   Section 11.4  No Assignments; Binding Effect.  This Agreement shall not be
                 -------------------------------
assigned or otherwise transferred (by operation of law or otherwise) by any Partner except as is otherwise permitted in Articles 8 and 9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and assigns permitted in accordance with this Agreement and the Act.

   Section 11.5  Notices.  Any notice, approval, consent or other communication
                 --------
required or permitted to any Partner or Assignee under this Agreement shall be in writing and shall be deemed to have been duly given or made: (i) if delivered personally by courier or otherwise, then as of the date delivered (the "Effective Date") or if delivery is refused, then as of the date presented (also an "Effective Date"), (ii) if sent or mailed by Federal Express, Express Mail or other overnight mail service to the Partnership at its principal office and to each Partner or Assignee at its address appearing in the current records of the Partnership, then as of the first business day after the date so mailed (also an "Effective Date"); (iii) if sent or mailed by certified U.S. Mail, return receipt requested, to the Partnership at its principal office and to each Partner or Assignee at its address appearing in the current records of the Partnership, then as of the third business day after the date so mailed (also an "Effective Date"); or (iv) if sent by facsimile to the Partnership at its facsimile telephone number or to any Partner or Assignee at its facsimile telephone appearing in the current records of the Partnership, then either (x) as of the date on which the appropriate electronic confirmation of receipt is received by the sending party between 9:00 a.m. and 5:00 p.m. (receiver's time) on any business day or (y) as of the next business day if the time of the appropriate electronic confirmation of receipt is received by the sending party after 5:00 p.m. (receiver's time) (both also an "Effective Date").

   Section 11.6  Waivers.  No waiver by any Partner of any default with
                 --------
respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any Partner to exercise any right hereunder in any manner impair the exercise of any such right accruing to it hereafter.

   Section 11.7  Preservation of Intent.  If any provision of this Agreement is
                 -----------------------
determined by an arbitrator or any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Partners agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any impaired or affected, it being intended that all of the Partners' rights and privileges shall be enforceable to the fullest extent permitted by law.

   Section 11.8  Entire Agreement.  This Agreement and all Investment Letters
                 -----------------
set forth the entire and only agreement or understanding between the Partners relating to the subject matter hereof and supersedes and cancels all previous agreements negotiations, commitments and representations in respect thereof among them, and no Partner shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement.

   Section 11.9  Certain Rules of Construction.  All Article or Section titles
                 ------------------------------
or other captions in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principals; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and words in the plural include the singular; (v) provisions apply to successive events and transactions; (vi) "herein" "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vii) all references to "clauses," "Sections" or "Articles" refer to clauses, Sections or Articles of this Agreement; and (viii) and any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

   Section 11.10 Counterparts.  This Agreement may be executed in any number of
                 -------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

   Section 11.11 Governing Law.  This Agreement shall be governed by and
                 --------------
construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Partners have caused this Agreement to be duly executed by their respective and duly authorized representatives as of the date first above written.

                                               "GENERAL PARTNER"


                                               ______________________________
"LIMITED PARTNERS" ARE AS SET FORTH ON THE ATTACHED COUNTERPART SIGNATURE PAGES

                                         DATED AS OF:

                        LIMITED PARTNERSHIP AGREEMENT OF
                         BOLERO INVESTMENT GROUP, L.P.
                         -----------------------------


     IN WITNESS WHEREOF, the undersigned Limited Partner has caused this counterpart signature page to the Limited Partnership Agreement of BOLERO INVESTMENT GROUP, L.P. to be duly executed as of the date first above written.


                                          "LIMITED PARTNER"



                                          ----------------------------